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                                                                    Exhibit 4.10

                           Void after _________ , 2001

No. SPW ____                                             ____ Preferred Warrants

                             WARRANT CERTIFICATE TO
                 PURCHASE ONE SHARE OF SERIES 1 PREFERRED STOCK

                                KIDS STUFF, INC.

                                                                  CUSIP ________

THIS CERTIFIES THAT, FOR VALUE RECEIVED _______________________________________
_______________________________________________________________________________
or registered assigns (the "Registered Holder") is the owner of the number of Preferred Warrants to purchase Series 1 Preferred Stock (the "Preferred Warrants") specified above. Each Preferred Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Preferred Warrant Agency Agreement (as hereinafter defined), one fully paid and non-assessable share of Series 1 Preferred Stock, $.001 par value, of KIDS STUFF, INC., a Delaware corporation (the "Company"), at any time from ____________, 2000, and prior to the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Preferred Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of American Stock Transfer & Trust Company, 40 Wall Street, New York, NY 10005 as Preferred Warrant Agent, or its successor (the "Preferred Warrant Agent"), accompanied by payment of $6.00, subject to adjustment (the "Purchase Price"), in lawful money of the United States of America in cash or by check made payable to the Preferred Warrant Agent for the account of the Company.

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                  This Preferred Warrant Certificate and each Preferred Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Preferred Warrant Agency Agreement (the "Preferred Warrant Agency Agreement"), dated __________ , 1998, by and between the Company and the Preferred Warrant Agent.

                  The Purchase Price and the number of shares of Series 1 Preferred Stock subject to purchase upon the exercise of each Preferred Warrant represented hereby are subject to modification or adjustment upon the occurrence of certain events as provided for in the Preferred Warrant Agency Agreement.

                  Each Preferred Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional interests will be issued. In the case of the exercise of less than all the Preferred Warrants represented hereby, the Company shall cancel this Preferred Warrant Certificate upon the surrender hereof and shall execute and deliver a new Preferred Warrant Certificate or Preferred Warrant Certificates of like tenor, which the Preferred Warrant Agent shall countersign, for the balance of such Preferred Warrants.

                  The term "Expiration Date" shall mean 5:00 P.M. New York City
Time) on __________ , 2001. If such date shall in the State of New York be a Saturday, Sunday, holiday or a day on which the banks are authorized to close, then the Expiration Date shall mean 5:00 P.M. (New York City Time) the next following day which in the State of New York is not a Saturday, Sunday, holiday or a day on which banks are authorized to close.

                  The Company shall not be obligated to deliver any securities pursuant to the exercise of this Preferred Warrant unless a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to such securities is effective or an

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exemption thereunder is available. The Company has covenanted and agreed that, if required by the Act, it will file a registration statement under the Act, use its best efforts to cause the same to become effective, to keep such registration statement current, if required under the Act, while any of the Preferred Warrants are outstanding, and deliver a prospectus which complies with
Section 10(a)(3) of the Act to the Registered Holder exercising this Preferred Warrant. This Preferred Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

                  This Preferred Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Preferred Warrant Agent, for a new Preferred Warrant Certificate or Preferred Warrant Certificates of like tenor representing an equal aggregate number of Preferred Warrants, each of such new Preferred Warrant Certificates to represent such number of Preferred Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment and payment of any tax or other charge imposed in connection therewith or incident thereto, for registration of transfer of this Preferred Warrant Certificate at such office, a new Preferred Warrant Certificate or Preferred Warrant Certificates representing an equal aggregate number of Preferred Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Preferred Warrant Agency Agreement.

                  Prior to the exercise of any Preferred Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions,

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and shall not be entitled to receive any notice of any proceedings of the
Company, except as provided in the Preferred Warrant Agency Agreement.

                  Subject to the provisions of the Preferred Warrant Agency Agreement, this Preferred Warrant shall be redeemed by the Company at a redemption price of $1.20 per Preferred Warrant, at any time commencing after _____________, 2000, in the event that the Company redeems its Series 1 Preferred Stock.

                  Prior to due presentment for registration of transfer hereof, the Company and the Preferred Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Preferred Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Preferred Warrant Agent) for all purposes and shall not be affected by any notice to the contrary, except as provided in the Preferred Warrant Agreement.

                  This Preferred Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflicts of law principles.

                  This Preferred Warrant Certificate is not valid unless countersigned by the Preferred Warrant Agent.


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                  IN WITNESS WHEREOF, the Company has caused this Preferred
Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

Dated: ____________, 1998


                                            KIDS STUFF, INC.


[SEAL]                                      By:_____________________________
                                            Name:   Jeanne Miller
                                            Title:     President



                                            By:_____________________________
                                               Name:  William Miller
                                               Title:    Secretary


COUNTERSIGNED:


AMERICAN STOCK TRANSFER
& TRUST COMPANY,
as Preferred Warrant Agent



By: __________________________
        Name:
        Title: Principal



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                                SUBSCRIPTION FORM

                     To Be Executed by the Registered Holder
                     in Order to Exercise Preferred Warrant


         The undersigned Registered Holder hereby irrevocably elects to exercise Preferred Warrants represented by this Preferred Warrant Certificate, and to purchase the Series 1 Preferred Stock issuable upon the exercise of such Preferred Warrants, and requests that certificates for such Series 1 Preferred Stock shall be issued in name of


PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER: ____________________

          _______________________________________

          _______________________________________

          _______________________________________
         (please print or type name and address)


and be delivered to

          _______________________________________

          _______________________________________

          _______________________________________
          (please print or type name and address)


and if such number of Preferred Warrants shall not be all the Preferred Warrants evidenced by this Preferred Warrant Certificate, that a new Preferred Warrant Certificate for the balance of such Preferred Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.


                                     X _________________________________
                                                   (signature)

                                       _________________________________
                                                    (address)


                                       _________________________________
                                               (signature guarantee)

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                                   ASSIGNMENT

                     To Be Executed by the Registered Holder
                      in Order to Assign Preferred Warrants




FOR VALUE RECEIVED, __________________, hereby sells, assigns and transfers unto


PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER: ____________________

          _______________________________________

          _______________________________________

          _______________________________________
         (please print or type name and address)


__________________________ of the Preferred Warrants represented by this Preferred Warrant Certificate, and hereby irrevocably constitutes and appoints attorney to transfer this Preferred Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated: _________________                X _____________________________________


                                          _____________________________________
                                                     signature guaranteed



THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS Preferred Warrant CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER AND MUST BE GUARANTEED BY A MEMBER OF THE MEDALLION SIGNATURE PROGRAM.


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